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                                                                  EXHIBIT 2.1















                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               TMP WORLDWIDE INC.,

                            TMP VR ACQUISITION INC.,

                                       AND

                          VIRTUAL RELOCATION.COM, INC.




                           DATED AS OF APRIL 26, 2000



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                             TABLE OF CONTENTS                                                             Page


                                    ARTICLE I
                                   THE MERGER

1.1      THE MERGER...........................................................................................1
1.2      MERGER ARTICLES OF INCORPORATION.....................................................................2
1.3      MERGER BYLAWS........................................................................................2
1.4      MERGER DIRECTORS AND OFFICERS........................................................................2
1.5      EFFECTIVE TIME.......................................................................................2
1.6      FILING OF ARTICLES OF MERGER.........................................................................2

                                   ARTICLE II
                    CONVERSION OF SHARES; MANNER OF EXCHANGE

2.1      SUB AND COMPANY CAPITAL STOCK........................................................................2
2.2      EXCHANGE OF SHARES...................................................................................5
2.3      FURTHER ASSURANCES...................................................................................6

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1      ORGANIZATION AND GOOD STANDING.......................................................................6
3.2      POWER AND AUTHORIZATION..............................................................................6
3.3      SUBSIDIARIES.........................................................................................7
3.4      ORGANIZATIONAL DOCUMENTS.............................................................................7
3.5      OWNERSHIP OF THE COMPANY.............................................................................7
3.6      NO VIOLATION.........................................................................................8
3.7      NO CONSENT REQUIRED..................................................................................8
3.8      FINANCIAL STATEMENTS.................................................................................8
3.9      ABSENCE OF UNDISCLOSED LIABILITIES...................................................................9
3.10     COMPLIANCE WITH LAWS; PERMITS........................................................................9
3.11     PROPERTY.............................................................................................9
3.12     CONDITION OF PROPERTY AND RELATED MATTERS...........................................................10
3.13     MATERIAL CONTRACTS..................................................................................10
3.14     INTELLECTUAL PROPERTY...............................................................................11
3.15     ACCOUNTS RECEIVABLE.................................................................................12
3.16     NO PREBILLINGS OR PREPAYMENTS.......................................................................12
3.17     EMPLOYEE BENEFIT PLANS. ............................................................................12
3.18     SALARIES.   ........................................................................................14
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
3.19     PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS........................................................14
3.20     CUSTOMERS...........................................................................................15
3.21     INTEREST OF THE COMPANY IN CUSTOMERS, ETC...........................................................15
3.22     BOOKS AND RECORDS...................................................................................16
3.23     INSURANCE POLICIES..................................................................................16
3.24     BANK ACCOUNTS. .....................................................................................16
3.25     TAXES...............................................................................................16
3.26     LITIGATION..........................................................................................19
3.27     ENVIRONMENTAL AND SAFETY REQUIREMENTS...............................................................19
3.28     CONDUCT OF THE BUSINESS.............................................................................19
3.29     POWER OF ATTORNEY.  ................................................................................20
3.30     BROKERS.............................................................................................21
3.31     NO ILLEGAL OR IMPROPER TRANSACTIONS.................................................................21
3.32     COMPUTER SYSTEMS....................................................................................21
3.33     ACCOUNTING..........................................................................................21
3.34     INFORMATION STATEMENT...............................................................................21
3.35     COMPANY TAX CERTIFICATE.............................................................................21
3.36     NO MISREPRESENTATION................................................................................21


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF TMP AND SUB

4.1      ORGANIZATION AND GOOD STANDING; POWER...............................................................22
4.2      AUTHORIZATION.......................................................................................22
4.3      NO VIOLATION. ......................................................................................22
4.4      NO CONSENT REQUIRED.  ..............................................................................23
4.5      TMP FILINGS.........................................................................................23
4.6      INFORMATION STATEMENT...............................................................................23
4.7      COMPLIANCE WITH RULE 144............................................................................23
4.8      ISSUANCE AND LISTING................................................................................23
4.9      TMP AND SUB TAX CERTIFICATE.........................................................................24


                                    ARTICLE V
                      PRE-CLOSING COVENANTS AND OTHER TERMS

5.1      SPECIAL MEETING OF COMPANY SHAREHOLDERS.............................................................24
5.2      PUBLIC ANNOUNCEMENTS................................................................................24
5.3      INVESTIGATION BY TMP................................................................................25
5.4      CONDUCT OF BUSINESS.................................................................................25
5.5      NON-NEGOTIATION.....................................................................................26
5.6      BEST EFFORTS........................................................................................27
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                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

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
6.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF TMP AND SUB..................................................27
6.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................................................28


                                   ARTICLE VII
                                     CLOSING

7.1      CLOSING.............................................................................................30
7.2      DELIVERIES BY THE COMPANY. .........................................................................30
7.3      DELIVERIES BY TMP...................................................................................31
7.4      FILINGS AT THE CLOSING..............................................................................32


                                  ARTICLE VIII
                                OTHER AGREEMENTS

8.1      TRADING PROHIBITION.................................................................................32
8.2      REGISTRATION OF TMP SHARES..........................................................................32
8.3      SURVIVAL OF REPRESENTATION AND WARRANTIES...........................................................34
8.4      TAX MATTERS.........................................................................................34


                                   ARTICLE IX
                                 INDEMNIFICATION

9.1      INDEMNIFICATION.....................................................................................35
9.2      PROCEDURE FOR INDEMNIFICATION. .....................................................................36
9.3      ADDITIONAL LIMITATIONS ON INDEMNIFICATION RIGHTS....................................................37
9.4      SOLE REMEDY FOR DAMAGES.............................................................................37


                                    ARTICLE X
                                  MISCELLANEOUS

10.1     NOTICES, CONSENTS, ETC. ............................................................................37
10.2     SEVERABILITY........................................................................................38
10.3     AMENDMENT AND WAIVER.  .............................................................................38
10.4     DOCUMENTS...........................................................................................39
10.5     COUNTERPARTS........................................................................................39
10.6     EXPENSES............................................................................................39
10.7     GOVERNING LAW.......................................................................................39
10.8     HEADINGS............................................................................................39
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                                       iii

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
10.9     ASSIGNMENT..........................................................................................39
10.10    DEFINITIONS.........................................................................................39
10.11    ENTIRE AGREEMENT....................................................................................41
10.12    THIRD PARTIES.......................................................................................41
10.13    INTERPRETATIVE MATTERS..............................................................................41
10.14    NO STRICT CONSTRUCTION..............................................................................41
10.15    DEFAULT.............................................................................................41
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                                LIST OF SCHEDULES

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
SCHEDULE                           DESCRIPTION

2.2(a)                             Shareholders and Shareholder Percentage of
                                   TMP Common Stock
3.5                                Additional Shares and Voting Agreements
3.8                                Financial Statements
3.9                                Undisclosed Liabilities, Refunds and Rebates
3.11                               Leases
3.12                               Location of assets
3.13                               Material contracts
3.14                               Intellectual Property
3.15                               Accounts Receivable
3.16                               Prebillings and Prepayments
3.17                               Employee Benefit Plans
3.18                               Employees
3.19                               Personnel Arrangements
3.20                               Customers
3.23                               Insurance Policies
3.24                               Bank Accounts
3.25                               Taxes
3.26                               Litigation
3.28                               Conduct of Business
3.32                               Computer Systems
3.33                               Accounting
3.35                               Company Tax Certificate
4.9                                TMP and Sub Tax Certificate
5.4                                Conduct of Business
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                                       iv

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                                LIST OF EXHIBITS

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
EXHIBIT                            DESCRIPTION

A                                  Merger Articles of Incorporation
B                                  Articles of Merger
C                                  Escrow Agreement
D                                  Selling Shareholders' Agreement
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                                        v


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                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated as of this 26th day of April, 2000, by and among TMP Worldwide Inc., a Delaware corporation ("TMP"), TMP VR Acquisition Inc., an Oregon corporation and a direct, wholly-owned subsidiary of TMP ("SUB"), and Virtual Relocation.com, Inc., an Oregon corporation (the "COMPANY"). The Company and Sub are hereinafter sometimes collectively referred to as the "CONSTITUENT CORPORATIONS."

                  WHEREAS, all of the issued and outstanding capital stock, warrants and stock options are held by the parties (collectively, the "SHAREHOLDERS" and individually, a "SHAREHOLDER"), as set forth opposite each such Shareholder's name on SCHEDULE 2.2(a) and SCHEDULE 3.5 hereto;

                  WHEREAS, the Boards of Directors of TMP, Sub and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that TMP, Sub and the Company combine in order to advance the long-term business interests of TMP, Sub and the Company (the "MERGER") ;

                  WHEREAS, for federal income tax purposes, the parties intend that the Merger shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Code (as defined in SECTION 10.10 below);


                  WHEREAS, for accounting purposes, the parties intend that the Merger shall be accounted for as pooling of interests; and


                  WHEREAS, the parties wish to set forth certain other agreements among them.


                  NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  1.1      THE MERGER.

                  (a) In accordance with the provisions of this Agreement and the Oregon Business Corporation Act (the "OREGON BCA"), at the Effective Time (as defined in SECTION 1.5), Sub shall be merged with and into the Company and the Company shall be the surviving corporation of the Merger (hereinafter sometimes called the "SURVIVING CORPORATION") and shall continue its corporate


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existence under the laws of the State of Oregon. The name of the Surviving
Corporation shall continue to be the name of the Company prior to the Merger. At the Effective Time, the separate existence of Sub shall cease.

                  (b) The Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of the Constituent Corporations and shall by operation of law assume and be liable for all the liabilities and obligations of the Constituent Corporations.

                  1.2 MERGER ARTICLES OF INCORPORATION. The articles of incorporation of the Company shall be amended and restated as of the Effective Time to conform to the articles of incorporation of the Sub substantially in the form of EXHIBIT A hereto, which articles of incorporation may be amended after the Effective Time as set forth therein or in its bylaws or in the Oregon BCA.

                  1.3 MERGER BYLAWS. The bylaws of the Company shall be amended and restated as of the Effective Time to conform to the bylaws of the Sub, which bylaws may be amended after the Effective Time as set forth therein or in its articles of incorporation or in the Oregon BCA.

                  1.4 MERGER DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the officers and directors of Sub at the Effective Time shall be the officers and directors of the Surviving Corporation.

                  1.5 EFFECTIVE TIME. Subject to the provisions of this Agreement, the Merger shall become effective on the date and at the time of filing of the articles of merger, in the form required by and executed in accordance with the Oregon BCA with the Secretary of the State of the State of Oregon in accordance with Section 60.494 of the Oregon BCA and substantially in the form of EXHIBIT B hereto (the "ARTICLES OF MERGER") or at such other time specified in the Articles of Merger. The time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME."

                  1.6 FILING OF ARTICLES OF MERGER. At the Closing (as defined in SECTION 7.1), each of Sub and the Company shall cause the Articles of Merger to be executed and filed with the Secretary of State of the State of Oregon in accordance with the Oregon BCA, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

                                   ARTICLE II
                    CONVERSION OF SHARES; MANNER OF EXCHANGE

                  2.1      SUB AND COMPANY CAPITAL STOCK.

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                  (a) Each share of the capital stock of Sub, issued and
outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Except for (i) shares of the Company's capital stock as to which dissenters' rights have been perfected and not withdrawn and subject to
SECTION 2.1(e) and (ii) shares of the Company's capital stock the holders of which have not executed the Selling Shareholders' Agreement and subject to
SECTION 2.1(h), each share of the Company's capital stock, issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, shall no longer be outstanding, shall be canceled and retired and shall cease to exist; and each holder of certificates representing any such shares of the Company's capital stock shall thereafter cease to have any rights with respect to such shares of Company's capital stock, except that all of such shares of the Company's capital stock shall be converted into the right to receive such Shareholder's proportionate share (as set forth on SCHEDULE 2.2(a) hereto) of 959,112 unregistered shares of TMP Common Stock (as defined below) or, if all outstanding warrants to purchase the Company's capital stock are not exercised prior to the Effective Time, such Shareholder's proportionate share of 948,894 unregistered shares of TMP Common Stock (the "MERGER CONSIDERATION"). As used herein, the term "TMP COMMON STOCK" means shares of common stock, $.001 par value per share, of TMP (or such other securities of TMP for which the outstanding TMP Common Stock is exchanged, without the receipt of new consideration by TMP, through a reorganization, reclassification or similar change). Any resulting fractional shares shall be rounded up to the nearest whole share of TMP Common Stock. The shares of TMP Common Stock issuable to the Shareholders hereunder in exchange for the Company's capital stock are sometimes collectively referred to as the "TMP SHARES" and individually as a "TMP SHARE."

                  (c) Notwithstanding anything contained in this Section to the contrary, each share of the Company's capital stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

                  (d) The Company shall cause any Shareholder holding warrants to purchase its capital stock to exercise such warrants prior to the Effective Time.

                  (e) Notwithstanding any provision contained in SECTION 2.1(b) above, shares of the Company's capital stock issued and outstanding at the Effective Time which are held by a holder who has not voted in favor of the Merger and who has demanded payment for such shares in accordance with Section
60.571 of the Oregon BCA ("DISSENTING COMPANY SHARES") shall not be converted into or represent the right to receive the shares of TMP Common Stock payable thereon pursuant to SECTION 2.1(b) above, and shall be entitled only to such rights of appraisal as are granted by Section 60.591 of the Oregon BCA ("DISSENT PROVISIONS"), unless and until such holder fails to perfect or effectively withdraws or otherwise loses his or her right to appraisal. If after the Effective

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Time any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such shares of the Company's capital stock shall be treated as if they had been converted at the Effective Time into the right to receive a cash payment pursuant to SECTION 2.1(h). The Company shall give TMP prompt notice upon receipt by the Company of any written objection to the Merger and such written demands for payment for the Company's capital stock under the Dissent Provisions, and the withdrawals of such demands, and any other instruments provided to the Company pursuant to the Dissent Provisions (any Shareholder duly making such demand being hereinafter called a "DISSENTING SHAREHOLDER"). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissent Provisions, to payment for any shares of the Company's capital stock held by such Dissenting Shareholder shall receive payment therefor from TMP (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such shares held by the Dissenting Shareholder shall be canceled. The Company shall not, except with the prior written consent of TMP, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by a Dissenting Shareholder.

                  (f) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of the Company's capital stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of the Company's capital stock are presented to the Surviving Corporation in accordance with
SECTION 2.2 below, such certificates shall be canceled and exchanged for certificates representing the Merger Consideration.

                  (g) At the Effective Time, each award, option, or other right to purchase or acquire the Company capital stock pursuant to any stock awards, stock options, stock appreciation rights or other benefits, or other agreements ("COMPANY RIGHTS") granted or entered into by the Company under any employee stock option or compensation plan of, or other arrangement by, the Company ("COMPANY STOCK PLANS") which are outstanding at the Effective Time, whether or not vested or exercisable, without any action on the part of the holder thereof, shall be converted into and become rights with respect to TMP Common Stock. From and after the Effective Time, (i) each Company Right may be exercised solely for TMP Common Stock, (ii) the number of shares of TMP Common Stock subject to such Company Rights shall be equal to the number of shares of the Company's common stock subject to such Company Right immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined below), and (iii) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Company Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Company Right by the Exchange Ratio and rounding up to the nearest cent. The vesting schedule and term of such Company Rights shall remain the same. Notwithstanding the provisions of clause (ii) of the proceeding sentence, any fraction of a share of TMP Common Stock that otherwise would be subject to a converted Company Right shall be rounded up to the nearest whole share. In addition, notwithstanding the provisions of clauses
(ii) and (iii) of the second sentence of this SECTION 2.1(g) and the provisions of the immediately preceding sentence, each Company Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a

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modification, extension, or renewal of the option, within the meaning of Section
424(h) of the Code. TMP agrees to take all necessary steps to effectuate the foregoing provisions of this SECTION 2.1(g).
For purposes hereof, the "EXCHANGE RATIO" is 0.136235.

                  (h) To the extent a Shareholder does not execute the Selling Shareholders' Agreement (as defined below) and does not exercise dissenter's rights pursuant to SECTION 2.1(e) above, such Shareholder shall not receive the Merger Consideration in exchange for his or her Company capital stock pursuant to the Merger, but instead shall receive (i) for each such share of Company common stock, and subject to applicable withholding, a cash payment equal to the product of 0.136235 and the closing price of TMP Common Stock on Nasdaq on the Closing Date (as defined in SECTION 7.1 below) and (ii) for each such share of Company preferred stock, and subject to applicable withholding, a cash payment equal to the product of 1.36235 and the closing price of TMP Common Stock on Nasdaq on the Closing Date. Upon such payment, the Company's capital stock held by such Shareholder shall be canceled in accordance with SECTION 2.2 hereof. To the extent any cash payments are made pursuant to this SECTION 2.2(h) the aggregate Merger Consideration shall be reduced by a number of shares of TMP Common Stock of equivalent value.

                  (i) To the extent it has not done so, TMP shall take all corporate action necessary to reserve for issuance a sufficient number of shares of TMP Common Stock for delivery upon exercise of all Company Rights assumed in accordance with this Section 2.1 and shall include the shares of TMP Common Stock issuable upon exercise of any Company Rights held by persons who are directors, officers or employees of the Company or its subsidiaries on a registration statement on Form S-8 (or any successor or other appropriate forms) relating to the applicable TMP stock plan as soon as practicable after the Effective Time.

                  2.2      EXCHANGE OF SHARES.

                  (a) DELIVERY OF CERTIFICATES. Promptly after the Effective Time, and subject to clause (b) below and the receipt by TMP of the certificate(s) representing the issued and outstanding shares of the Company's capital stock, accompanied by all assignment and transfer documents reasonably requested by TMP (the certificates, together with all such documents, the "TRANSFER DOCUMENTS"), TMP shall instruct its transfer agent to issue the TMP Common Stock to the Shareholders who are party to the Selling Shareholders' Agreement in accordance with SCHEDULE 2.2(a) hereto. Upon such surrender, such certificates shall forthwith be canceled and be of no further effect and the Shareholders shall only be entitled to receive the Merger Consideration in accordance with this ARTICLE II.

                  (b) ISSUANCE OF MERGER CONSIDERATION. Promptly upon the surrender and delivery to TMP of the Transfer Documents by the Shareholders who are party to the Selling Shareholders' Agreement, TMP shall issue to such Shareholders TMP Common Stock representing 90% of the Merger Consideration with respect to the capital stock so surrendered (the "CLOSING SHARES") and shall deposit into an escrow account TMP Common Stock representing the remaining 10% of the Merger

Consideration with respect to the capital stock so surrendered (the "ESCROWED SHARES") to be held in the escrow account until the Escrow Release Date (as defined in SECTION 2.2(c) below).

                  (c) RELEASE OF ESCROWED SHARES. The Escrowed Shares shall be held pursuant to an Escrow Agreement among TMP, Copper Mountain Trust Corporation (the "ESCROW AGENT") and the Shareholders party thereto, substantially in the form of EXHIBIT C hereto (the "ESCROW AGREEMENT"). The Escrowed Shares shall be released to the Shareholders in accordance with the terms of the Escrow Agreement at such time as the obligations of the Company and the Shareholders pursuant to SECTION 9.1 shall terminate (the "ESCROW RELEASE DATE").

                  (d) UNSURRENDERED CERTIFICATES. Until surrendered in accordance with the provisions of this SECTION 2.2, each certificate of outstanding shares of the Company's capital stock shall represent, for all purposes, only the right to receive the Merger Consideration pursuant to this
ARTICLE II in respect of the number of the outstanding shares of the Company's capital stock previously evidenced by such certificate.

                  2.3 FURTHER ASSURANCES. At the Closing, the Company shall execute such additional instruments and take such other actions as TMP may request in order to effectively transfer and assign the Company's capital stock to TMP and confirm TMP's title thereto.



                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to TMP to enter into and perform its obligations under this Agreement, the Company, represents and warrants to TMP and Sub (as of the Closing Date unless otherwise indicated) as follows:

                  3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. It has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is not, and is not required to be, licensed or qualified to do business in any other jurisdiction.

                  3.2      POWER AND AUTHORIZATION.

                  (a) The Company has full corporate power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement (collectively the "TRANSACTION DOCUMENTS") to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the

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Transaction Documents to which it is or will be a party have been or will be duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights and general principles of equity.

                  (b) The Board of Directors of the Company has resolved to recommend that the Shareholders of the Company approve and adopt this Agreement.

                  (c) The execution and delivery of this Agreement and the Transaction Documents, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been or will be duly authorized by all necessary corporate action under the Oregon BCA.

                  3.3 SUBSIDIARIES. The Company does not own or control (directly or indirectly), or own or hold any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

                  3.4 ORGANIZATIONAL DOCUMENTS. The copies of the articles of incorporation and bylaws of the Company, each as heretofore amended, which have been delivered to TMP, are true, complete and correct. The minute books of the Company made available to TMP are true, correct and complete and contain a complete summary of all meetings of directors and shareholders of the Company since the time of incorporation of the Company.

                  3.5 OWNERSHIP OF THE COMPANY. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, 5,059,102 of which are issued and outstanding and are owned of record by the Shareholders as set forth on SCHEDULE 2.2(a), and 10,000,000 shares of preferred stock, of which 230,000 are designated as Series A, and of which 190,580 are issued and outstanding and are owned of record by the Shareholders as set forth on SCHEDULE 2.2(a). The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Company's capital stock are as set forth in the articles of incorporation of the Company, as amended to the date hereof, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All of the Company's outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. Except as set forth in SCHEDULE 3.5, no contract, commitment or undertaking of any kind has been made for the issuance of additional shares of capital stock or other securities of the Company, nor is there in effect or outstanding any subscription, option, warrant or other right to acquire any shares of capital stock or other securities of the Company or other instruments convertible into or exchangeable for such shares or other securities, which will not be

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exercised on or prior to the Closing Date. Except as set forth in SCHEDULE 3.5, there are no voting trust agreements or other contracts, agreements or arrangements restricting or otherwise relating to voting, dividend or other rights with respect to the capital stock or other securities, as applicable, of the Company to which the Company is a party or which are known to the Company.

                  3.6 NO VIOLATION. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                  (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which the Company, or any of its properties or assets, may be bound or affected;

                  (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree applicable to the Company; or

                  (c) conflict with or violate any provision of the articles of incorporation or bylaws of the Company, each as heretofore amended.

                  3.7 NO CONSENT REQUIRED. Except for the filing of the Articles of Merger and the Amended and Restated Articles of the Surviving Corporation with the Secretary of State of the State of Oregon, no consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority is required to be made or obtained by the Company in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby.

                  3.8 FINANCIAL STATEMENTS. SCHEDULE 3.8 contains the consolidated balance sheets and statements of income and cash flows as of, and for the fiscal years or period ended, December 31, 1997, 1998 and 1999. The materials included in SCHEDULE 3.8 hereto are sometimes collectively referred to herein as the "FINANCIAL STATEMENTS."

                  Each of the Financial Statements is consistent with the books and records of the Company and in accordance with the generally accepted accounting principles consistently applied and fairly presents the Company's financial condition, assets, liabilities and retained earnings as of their respective dates and the statements of income, stockholders' equity and cash flows for the periods related thereto. The statements of income included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified on SCHEDULE 3.8 as attached hereto on the date hereof. All amounts billed to any of the Company's customers and clients reflected on the Financial Statements and SCHEDULE 3.15 hereto are for Business (as defined in SECTION 10.10 below) activities and not for any other business.

                  3.9 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof except as set forth on SCHEDULE 3.9, the Company does not have any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, unliquidated or otherwise and whether due or to become due whether known or unknown) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted), including but not limited to liabilities or obligations on account of Taxes (as defined in SECTION 10.10 below) or governmental charges or penalties, assessments, interest or fines thereon or in respect thereof, except (a) for liabilities specifically delineated in the Financial Statements as of and for the year ended December 31, 1999, which are set forth on SCHEDULE 3.8 on the date hereof, (b) for liabilities and obligations under agreements, contracts, leases or commitments disclosed in this Agreement or in a Schedule hereto or which are not required to be disclosed in this Agreement or in a schedule hereto, and (c) for liabilities and obligations arising in the ordinary course of business, consistent in form with past practice, since December 31, 1999, none of which liabilities or obligations, individually or in the aggregate, is material in amount with respect to the business, prospects, results of operations, financial condition or assets of the Company. Except as disclosed on SCHEDULE 3.9, the Company is not under any obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for services rendered prior to the date hereof.

                  3.10 COMPLIANCE WITH LAWS; PERMITS. To the knowledge of the Company, the Company is in compliance with all laws, regulations, rules, ordinances, orders and other requirements applicable to the operation, conduct or ownership of its property or business in all material respects. The Company has not nor to its knowledge has any Shareholder received notice (written or oral) of the violation or of any claim of violation of any law, regulation, rule, ordinance, order or other requirement or Permit (as defined below) applicable to it. The Company holds all of the permits, licenses, approvals and authorizations of governmental authorities or third parties (collectively, "PERMITS") necessary or desirable for the conduct of its business. All such Permits are in full force and effect, and will remain with the Company upon, and will not be affected by, the Closing. To the knowledge of the Company, there is no condition, nor has any event occurred, which constitutes or with the giving of notice or passage of time or both would constitute a violation of the terms of any Permit and no cancellation, modification or revocation of any of the Permits is pending or threatened.

                  3.11     PROPERTY.

                  (a) The Company does not own any real property. The Company has good title or rights as lessee to all material real, personal, mixed, tangible and intangible property of any kind or nature owned or used by it, and the Company owns each of the assets shown or reflected on the Financial Statements as belonging to it, free and clear of all Liens, except for Liens which are not material to the business of the Company taken as a whole. The assets and properties owned or leased by the Company are sufficient to operate and conduct its business in a manner consistent with the Company's past practice.

                  (b) All material leases of real and personal property leased by the Company and utilized in its Business, including any and all leases with related parties or any Affiliates (as defined in SECTION 8.10 below) (collectively, the "LEASED PROPERTY"), are listed on SCHEDULE 3.11, and true, correct and complete copies previously have been furnished to TMP. All leases with Affiliates and related parties carry terms and conditions no less favorable nor more favorable in all material respects to the Company, than those which could have been obtained in arms'-length transactions with unrelated third parties. The Company enjoys peaceful and undisturbed possession under all such leases. Any real property that the Company occupies or leases under such leases is in good condition and repair, with adequate plumbing, heating and air conditioning and with access to public roads and utilities as required for the conduct of its business, except for such deficiencies which are not material, individually or in the aggregate, in nature or cost.

                  3.12     CONDITION OF PROPERTY AND RELATED MATTERS.

                  (a) To the knowledge of the Company, all buildings, machinery, equipment and other tangible assets used by the Company are in good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business and are adequate and suitable for the uses to which they are being put. None of such items requires any repairs or replacement except for maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. Except as set forth on SCHEDULE 3.12 hereto, all such assets and property are located at the premises leased by the Company as identified on
SCHEDULE 3.12 hereto.

                  (b) The properties and assets reflected in the latest balance sheet included in the December 31, 1999 Financial Statements have in the aggregate a fair market or realizable value at least equal to the value thereof as reflected therein. Except as disclosed in SCHEDULE 3.9 or SCHEDULE 3.28, the Company is not contemplating any capital expenditure in excess of $10,000 individually or in the aggregate which has not been disclosed to TMP in writing.

                  3.13 MATERIAL CONTRACTS. The Company has not entered into nor is it bound by any material contract, agreement, relationship or commitment, written or oral, including without limitation any obligations for money borrowed or under leases, other than those identified on SCHEDULE 3.13 hereto (the "MATERIAL CONTRACTS"); true, correct and complete copies of all Material Contracts previously have been furnished to TMP. The Company is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by the Company, or to the knowledge of the Company, any other party under any Material Contract or any other material obligation owed by the Company and, to the knowledge of the Company, no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Material Contract or obligation. The continuation, validity and effectiveness of all Material Contracts will in no way be affected by the transactions contemplated hereby and there are no negotiations pending to revise the terms of any such Material Contracts. Except as set forth on SCHEDULE 3.13, the Company is not a party to or bound by any contract, agreement, relationship or commitment, whether or not deemed material, which in any way restricts or purports to restrict the ability of the Company to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world.

                  3.14     INTELLECTUAL PROPERTY.

                  (a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and no material Proprietary Rights have been abandoned;

                  (b) except as disclosed in SCHEDULE 3.14, no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

                  (c) none of the Company, nor any registered agent of the Company, nor to the Company's knowledge any Shareholder has received any notice of, nor is the Company or to its knowledge, any Shareholder aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, any registered agent of the Company or to the Company's knowledge any Shareholder received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

                  (d) the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

                  (e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (1) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

         As used herein, the term "PROPRIETARY RIGHTS" means all proprietary information of the Company, as the case may be, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the Business of the Company, including those proprietary, industrial or intellectual property rights found at the Company's websites listed on SCHEDULE 3.14.

         The consummation of the transactions contemplated by this Agreement and the Transaction Documents will result in the transfer to, and assumption by, TMP and/or the Surviving Corporation of the Company's right, title and interest in and to the Proprietary Rights owned by the Company and will not adversely affect the right of TMP or the Surviving Corporation to continue to use the Proprietary Rights. SCHEDULE 3.14 sets forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof. Any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid except where the failure to pay such fees will not adversely affect the right of TMP or the Surviving Corporation to continue to use the Proprietary Rights.

                  3.15 ACCOUNTS RECEIVABLE. SCHEDULE 3.15 is a true, correct and complete listing and aging of the accounts receivable of the Company as of December 31, 1999, determined in accordance with generally accepted accounting principles consistently applied and which Schedule is prepared on a basis that is consistent with the presentation in the Financial Statements and sets forth the standard billing practices of the Company. All of such accounts receivable have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. To the knowledge of the Company, such accounts receivable are not subject to counterclaims or set-offs and are collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts have been established by the Company and set forth on SCHEDULE 3.15 and which reserves have been adequately reflected on, and are consistent with the presentation in, the Financial Statements attached hereto on the date hereof. The reserves for doubtful accounts established by the Company and reflected on SCHEDULE 3.15 or on the Financial Statements have been determined in accordance with generally accepted accounting principles.

                  3.16 NO PREBILLINGS OR PREPAYMENTS. Except as set forth on
SCHEDULE 3.16, the Company has not billed and will not bill, and the Company has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date. To the extent that accounts receivable include pre-billed amounts, the corresponding liabilities have been accrued to the extent actual invoices representing such liabilities have not been recorded on the Company's books.

                  3.17 EMPLOYEE BENEFIT PLANS. Except as set forth in SCHEDULE 3.17, neither the Company nor any Plan Affiliate (as defined in SECTION 10.10 below) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any "employee pension benefit plan" (as defined in Section 3(2) of ERISA (as defined in SECTION 10.10 below)), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), "employee benefit plan" (as defined in Section 3(3) of ERISA), plan of deferred compensation, medical plan, life insurance plan, disability plan, dental plan or other plan providing for the welfare of any of the Company's or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, phantom stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, golden parachute, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "EMPLOYEE BENEFIT PLANS"), whether or not written or pursuant to a collective bargaining agreement, which is currently in effect or which could give rise to or result in the Company or TMP having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. True, correct and complete copies of all Employee Benefit Plans previously have been furnished to TMP along with all applicable summary plan descriptions, material employee communications, the annual reports for the two most recent years, the annual and periodic accounting of plan assets, most recent determination letter of the IRS, and the most recent actuarial valuation relating thereto, if any. The Employee Benefit Plans have been maintained in all material respects in compliance with governing documents and agreements and with applicable laws, regulations, rules, ordinances, orders and other requirements of law. None of the Employee Benefits Plans (which for the purposes of this sentence includes any such plan maintained, sponsored, adopted, contributed to or obligated to (in any way directly or indirectly) by the Company or any Plan Affiliate (or their predecessors) is or was subject to Title IV of ERISA or Section 412 of the Code, or is or was a "multi-employer plan" (as defined in Section 3(37) of ERISA). Each Employee Benefit Plan which is intended to be a tax qualified plan under Section 401(a) of the Code has been qualified since its inception and has been determined to be "qualified" within the meaning of such section by the Internal Revenue Service. No employee benefit plan is funded through a voluntary employee benefit association. There has occurred no transaction prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption is not currently in effect. Except as set forth on SCHEDULE 3.17, the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not (either alone or in conjunction with another event, such as termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement and the Transaction Documents or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Benefit Plan. Each Employee Benefit Plan may be unilaterally terminated and/or amended by the Company, at any time without damage or penalty. All contributions, insurance premiums, benefits and other payments made to or under each Employee Benefit Plan relating to all periods prior to the Closing have been timely made in accordance with the governing documents and applicable law or fully accrued on the Company's financial statements. With respect to each Employee Benefit Plan,
(i) no application, proceeding or other matter is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened; and (iii) to the knowledge of the Company, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to the Company or the plan assets. Neither the Company nor any Plan Affiliate maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services (except as may be required by Code Section 4980B). Except as disclosed on SCHEDULE 3.17, no amount payable under any Employee Benefit Plan will fail to be deductible by virtue of Section 162 or 280G of the Code.

                  3.18 SALARIES. SCHEDULE 3.18 contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate (including but not limited to salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all individuals presently employed by the Company indicating whether they are employed on a salaried, hourly or piecework basis, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Company whose current annual compensation is or is expected to be in excess of $20,000. Except as set forth on SCHEDULE 3.18 there has been no increase in the compensation of foregoing individuals or independent contractors since December 31, 1999. There has not been any promise to the employees listed on SCHEDULE 3.18 orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for increases in the ordinary course of business consistent with past compensation practices of the Company, and except for obligations incurred under existing bonus, insurance, pension or other Employee Benefit Plans described on SCHEDULE 3.17 or 3.18. The Company has not made any prepayments of salaries, bonuses or any other amounts due to any of its employees or former employees. All obligations to employees, whether for salaries, commissions, bonuses, vacation or otherwise, which are required to be accrued on the Financial Statements in accordance with generally accepted accounting principles consistently applied have been accrued on the Financial Statements in accordance with generally accepted accounting principles.

                  3.19 PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS. Except as listed in SCHEDULES 3.17, 3.18 and 3.19, the Company is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers, or (b) collective bargaining agreements or contracts with any labor or trade union, employee bargaining agency or other representative of employees or any employee benefits provided for by any such agreement, true, correct and complete copies of which previously have been furnished to TMP. No strike, picketing, slow-down, work stoppage, lock-out, union organizational activity, allegation, charge or complaint of employment discrimination, unfair labor practice or other similar occurrence has occurred or is pending or, to the knowledge of the Company, is threatened against the Company nor do the Company or to the Company's knowledge, do the Shareholders know any basis for any such allegation, charge, or complaint. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including but not limited to provisions thereof relating to wages, hours, vacation pay, equal opportunity, collective bargaining and the payment, deduction and remittance of all amounts required to be deducted and/or remitted in respect of wages and salaries and of other Taxes and such deductions are consistent with past practices and in accordance with generally accepted accounting principles consistently applied and consistent with the Financial Statements, and either remitted same to the legally constituted authorities entitled to receive payment thereof or has reserved for same in its accounts and an amount of cash equal to the amount of such reserve has been set aside for payment thereof. The Company is not liable for any arrears of wages or any taxes or penalties with respect to the foregoing. The Company has not entered into and is not obligated to enter into any agreement relating to the payment of vacation pay to any employee, and it has no obligation to any employees to provide them with pay for vacation time other than as required by generally applicable provisions of law. The Company has not, nor to its knowledge has any Shareholder received notice from any employee of the Company that any such employee is terminating his or her employment with the Company, nor to the best knowledge of the Company does any officer or other key employee intend to terminate his or her employment with the Company as a result of the transactions contemplated hereby. There are no administrative charges or court complaints pending or, to the knowledge of the Company, threatened against the Company concerning alleged employment discrimination or any other matters relating to the employment of labor. No trade union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor right, (ii) has applied to be certified as the bargaining agent of the Company's employees, or (iii) has applied to have the Company declared a related employer pursuant to the provision of applicable law. Except as set forth in SCHEDULE 3.19, no claim, injunction, fact, event or condition exists which would give rise to a material claim by any employee or former employee (including dependents and spouses thereof and other individuals covered thereunder) of the Company under any workers compensation laws, regulations, requirements or programs.

                  3.20 CUSTOMERS. SCHEDULE 3.20 is a complete list by dollar volume of billings (within the period from June 15, 1998 through March 31, 2000) of the Company's top ten customers by revenue. Except as set forth on SCHEDULE 3.20, since December 31, 1999, none of the top ten customers by revenues for whom the Company provided services at any time during 1999 has canceled or otherwise terminated, or, to the knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or materially reduced, or to the knowledge of the officers of the Company, threatened to materially reduce, its business with the Company. None of the officers of the Company nor to the Company's knowledge, any Shareholder, has received any notice or has any knowledge or reason to believe that any customer intends to cancel or otherwise modify its relationship with the Company on account of the transactions contemplated hereby or otherwise.

                  3.21 INTEREST OF THE COMPANY IN CUSTOMERS, ETC. Other than investments in the ordinary course of business by the Company's Shareholders who are not officers or directors of the Company, none of which are known to the Company to have a material effect upon the Company's business, neither the Company nor any of its officers or directors, nor to the knowledge of the Company any other Affiliate, has any direct or indirect interest in any competitor, supplier or customer of the Company, or in any person from whom or to whom the Company leases any real or personal property or in any other person with whom the Company has any business relationship.

                  3.22 BOOKS AND RECORDS. All the books, records and accounts of the Company are in all material respects accurate and complete, accurately reflect all matters normally entered into the books, records or accounts maintained by similar businesses, are in all material respects in accordance with all laws, regulations and rules applicable to the Company and accurately present and reflect in all material respects all of the transactions described therein. The Company has accounting controls sufficient to ensure that its transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

                  3.23 INSURANCE POLICIES. SCHEDULE 3.23 is a correct and complete list and description, including policy numbers, of all insurance policies owned or held by the Company or otherwise covering the Company, its employees or assets. Such policies are in full force and effect, and the Company is not in default under any of them. Such insurance is of the kind and in the amount not less than customarily obtained by corporations or other entities of established reputation engaged in the same or similar business and similarly situated. The Company has not received any notice of non-renewal, cancellation or intent to cancel, not renew or increase premiums or deductibles with respect to such insurance policies nor, to the knowledge of the Company, is there any basis for any such action. SCHEDULE 3.23 also contains a list of all pending claims with any insurance company (other than health, medical and dental insurance claims of employees) and any instances within the previous three years of a denial of coverage of the Company by any insurance company.

                  3.24 BANK ACCOUNTS. SCHEDULE 3.24 is a complete and correct list of each bank and brokerage firm in which the Company has an account or safe deposit box, the number of each such account or box and the names of all persons authorized to draw thereon or to have access thereto.

                  3.25     TAXES.  Except as set forth on SCHEDULE 3.25:

                  (a) All Tax Returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects.

                  (b) All Taxes (whether or not shown on any Tax Returns) payable by or on behalf of the Company or with respect to its income, assets or operations (including interest and penalties) have been fully and timely paid. The reserves or accruals for Taxes provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are, or prior to the Effective Time, will be, sufficient for all unpaid Taxes of the Company through and including the Effective Time (including, without limitation, any Taxes resulting from the Transactions contemplated by this Agreement), and all such reserves and accruals have been made in accordance with generally accepted accounting principles. The Company has no liability for Taxes of any other person as a transferee, successor, by contract or otherwise.

                  (c) The Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                  (d) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (e) TMP has received complete copies of (i) all Tax Returns of the Company set forth on SCHEDULE 3.25 and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to the Company and its income, assets or operations. None of the income or franchise Tax Returns filed by or on behalf of the Company have been examined by the relevant taxing authority, and the statute of limitations with respect to such Tax Returns has not expired.

                  (f) SCHEDULE 3.25 lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Company and indicates those Taxes with respect to which the Company is or has been a member of an Affiliated Group for any Tax purpose. No claim has been received by the officers of the Company from a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

                  (g) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress for which the Company has received written notice, nor has the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

                  (h) Neither the Company nor any other Person on behalf of the Company has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company, (ii) agreed to or is required to make any adjustments pursuant to
Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the Closing to any taxable period ending thereafter,
(iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

                  (i) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

                  (j) The Company is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

                  (k) Except as set forth in SCHEDULE 3.25, there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by TMP or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in
Section 162(m) of the Code.

                  (l) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

                  (m) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company.

                  (n) All material Tax elections of the Company are clearly set forth in the Tax Returns described in SECTION 3.25(e)(i). The Company does not have elections in effect for U.S. federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

                  (o) The Company has never been a member of any Affiliated Group of corporations for any Tax purposes. The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or would be treated as a pass-through or transparent entity for any tax purpose.

                  (p) The Company is not a United States Real Property Holding Corporation ("USRPHC") within the meaning of Section 897 of the Code and neither was a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury regulations under the Code) that occurred in the five year period preceding the Closing.

                  3.26 LITIGATION. Except as set forth in SCHEDULE 3.26, there is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Company, threatened against or involving the Company (or pending or, to the knowledge of the Company, threatened against any of the officers, directors or key employees of the Company with respect to business activities on behalf of the Company) with respect to or affecting the Company, its accounts, business, properties, assets or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the knowledge of the Company, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation. The Company is not directly subject to or materially affected by any order, judgment, decree or ruling of any court or governmental agency. Neither the Company nor to its knowledge any Shareholder has received any written opinion or memorandum of legal advice from legal counsel to the effect that any of them are exposed to any liability which may be material to the business, prospects, results of operations, financial condition or assets of the Company. Except as set forth on SCHEDULE 3.26, the Company is not engaged in any legal action to recover monies due it or for damages sustained by it, and none of its assets of the Company nor any of its business practices is in any manner, directly or indirectly, affected by injunction of any court or governmental, administrative or regulatory agency, body or officer.

                  3.27 ENVIRONMENTAL AND SAFETY REQUIREMENTS. The Company is in compliance with all applicable Environmental and Safety Requirements (as defined below), and possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby. Neither the Company nor to its knowledge, has any Shareholder received any notice or other communication from any party with respect to the failure by the Company to comply with Environmental and Safety Requirements. For purposes of this Agreement, "Environmental and

Safety Requirements" means all federal, foreign and local laws, bylaws, rules, regulations, ordinances, decrees, orders, statutes, actions, guidelines, standards, arrangements, injunctions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment (including without limitation the handling of any polluted, toxic or hazardous materials), all as amended or hereafter amended. The Company has no, nor are its properties subject to, nor are there any facts or circumstances which the officers of the Company or to its knowledge any Shareholders reasonably believe could form the basis for, any liability, contingent or otherwise arising out of any Environmental and Safety Requirements. The Company does not have in its possession or under its control any hazardous substances.

                  3.28 CONDUCT OF THE BUSINESS. Except as set forth on SCHEDULE 3.28, since December 31, 1999, the Company has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities or obligations whatsoever other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), results of operations, employee or customer relations, business activities or business prospects of the Company, nor does the Company know of any such change which is threatened, nor has there been any damage, destruction or loss materially adversely affecting any of the assets, or the business condition (financial or otherwise), results of operations or activities of the Company, whether or not covered by insurance. Without limitation of the foregoing and except as set forth on SCHEDULE 3.28, since December 31, 1999, the Company has not:

                  (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any material assets or property rights except in the ordinary course of business consistent with past custom or practice;

                  (b) changed any accounting principles, methods or practices utilized by it or changed any of its depreciation rates or amortization policies or rates;

                  (c) made any loan or advance to any party in excess of $5,000;

                  (d) issued, redeemed or purchased any stock, bond or corporate security or declared or made any payment or distribution on or with respect to its capital stock;

                  (e) incurred debt, liabilities, or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice;

                  (f) increased the compensation payable to any of its officers, employees or agents;

                  (g) paid any amounts to or for the benefit of any Shareholder;

                  (h)      waived any rights of substantial value; or

                  (i) entered into any other material transaction, or committed to any of the foregoing.

                  3.29 POWER OF ATTORNEY. Except for (a) the Voting and Shareholders Agreement dated September 17, 1999; (b) the Voting and Shareholders Agreement dated November 19, 1999; (c) the Series A Preferred Stock Purchase Agreement dated November 3, 1999; and (d) the power of attorney authorizing Esler, Stephens & Buckley to represent it before the U.S. Patent and Trademark Office, neither the Company nor to its knowledge any Shareholder has given to any person or entity for any purpose any power of attorney which is currently in effect relating to the Company.

                  3.30 BROKERS. Neither the Company nor to its knowledge any Shareholder has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents.

                  3.31 NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither the Company, nor any of the Company's directors or officers has, directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company.

                  3.32 COMPUTER SYSTEMS. The computer systems of the Company listed on SCHEDULE 3.32 (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) constitute all computer systems necessary to conduct the Business as presently conducted. The Company has not experienced any problems or difficulties with such computer systems related to or resulting from the "Year 2000" concern.

                  3.33 ACCOUNTING. Neither the Company nor any of the Company's directors or officers has taken any action nor is any of the Company's officers aware of any facts or circumstances in respect of the Company or its accounting procedures which such officer believes may have the effect of precluding accounting for the transactions contemplated by this Agreement and the Transaction Documents as a "pooling of interests," which facts or circumstances may have been disclosed to TMP or to its independent auditors.

                  3.34 INFORMATION STATEMENT. The Information Statement (as hereinafter defined) will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty with respect to statements or omissions in the material provided by TMP for use in the Information Statement.

                  3.35 COMPANY TAX CERTIFICATE. The representations of the Company set forth in SCHEDULE 3.35 are true and correct in all material respects.
                  3.36 NO MISREPRESENTATION. The representations and warranties of the Company set forth in this Agreement or any of the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which they were made, not misleading as of the Closing Date. To the knowledge of the Company, there is no material fact or information particular to the business of the Company which has not been disclosed to TMP in writing which materially adversely affects or could reasonably be anticipated to materially adversely affect the business, condition (financial or otherwise), property or assets of the Company or the ability of the Company to consummate the transactions contemplated hereby as of the Closing Date.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF TMP AND SUB

                  As an inducement to the Company and the Shareholders to enter into and perform their respective obligations under this Agreement and the Selling Shareholders' Agreement, TMP and Sub hereby represents and warrants to the Company and the Shareholders as follows:

                  4.1 ORGANIZATION AND GOOD STANDING; POWER. TMP and Sub are each a corporation duly organized, validly existing and in good standing under the laws of their state of incorporation and each has full power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  4.2 AUTHORIZATION. The execution and delivery of this Agreement and the Transaction Documents, and the performance by TMP and Sub of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by TMP and Sub, respectively. This Agreement and the Transaction Documents have been duly executed and delivered by each of TMP and Sub and constitute the legal, valid and binding obligations of each of TMP and Sub, enforceable against each of TMP and Sub in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity.

                  4.3 NO VIOLATION. The execution, delivery and performance by each of TMP and

Sub of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                  (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which TMP, Sub or any of their respective properties or assets may be bound or affected;

                  (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or

                  (c) conflict with or violate any provision of the certificate of incorporation or bylaws, each as heretofore amended, of each of TMP and Sub.

                  4.4 NO CONSENT REQUIRED. Other than the filing and recordation of the Articles of Merger, no consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority is required to be made or obtained by TMP or Sub in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby.

                  4.5 TMP FILINGS. TMP has delivered or made available to the Company (i) TMP's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) TMP's Preliminary Proxy Statement dated April 7, 2000 and (iii) all filings by TMP pursuant to the Exchange Act since December 31, 1999 (collectively referred to herein as the "EXCHANGE ACT FILINGS"). None of the Exchange Act Filings, as of their respective filing date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All filings required to be made by TMP under the Exchange Act since January 1, 1999 have been made on a timely basis. Except as disclosed to the Company in writing, in materials filed by TMP pursuant to the Securities Act or the Exchange Act, or set forth in press releases that have been made public by TMP (including but not limited to those from time to time posted at or available through Nasdaq's website at HTTP://WWW.NASDAQ.COM), there has been no material adverse change in the financial condition of TMP since January 1, 2000, and as of the date hereof and the Closing Date, taken collectively, the Exchange Act Filings and such press releases do not contain, any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein in the light of the circumstances in which they were made, not misleading.

                  4.6 INFORMATION STATEMENT. The information provided by TMP for use in the Information Statement will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

                  4.7 COMPLIANCE WITH RULE 144. TMP agrees to (i) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about TMP; (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by TMP under the Exchange Act; and (iii) furnish to the Shareholders upon request (x) a written statement by TMP as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Exchange Act; (y) a copy of the most recent annual or quarterly report of TMP and (z) such other reports and documents of TMP as the Shareholders may reasonably request.

                  4.8 ISSUANCE AND LISTING. The TMP Shares to be delivered by TMP hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights. TMP agrees to use its best efforts to maintain the listing of the TMP Common Stock on the Nasdaq National Market or a national securities exchange.

                  4.9 TMP AND SUB TAX CERTIFICATE. The representations of TMP and Sub set forth in SCHEDULE 4.9 are true and correct in all material respects.


                                    ARTICLE V
                      PRE-CLOSING COVENANTS AND OTHER TERMS

                  5.1 SPECIAL MEETING OF COMPANY SHAREHOLDERS. The Company will, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Oregon BCA, call and hold a special meeting of its Shareholders as promptly as practicable and no later than May 15, 2000 for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "COMPANY SHAREHOLDERS' MEETING"). The Company will use its best efforts to cause each Shareholder to complete, execute and deliver the Selling Shareholders' Agreement in substantially the form attached hereto as EXHIBIT D (the "SELLING SHAREHOLDERS' AGREEMENT"). The Company will cause a copy of an information statement or other disclosure document in such form as reasonably approved by TMP (the "INFORMATION STATEMENT") to be delivered to each Shareholder who is entitled to vote at the Company Shareholders' Meeting. Without limiting the generality of the foregoing, the board of directors of the Company will recommend to the Shareholders a vote in favor of the adoption of this Agreement and the Merger.

                  5.2 PUBLIC ANNOUNCEMENTS. Prior to the Closing, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby without the prior consent of TMP (in the case of the Company) or the Company (in the case of TMP); PROVIDED, HOWEVER, that (i) nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law, or the regulations of any government agency or the Nasdaq Stock Market in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance; (ii) the Company may disclose this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained; and (iii) TMP may disclose this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby to third parties in connection with securing consents of third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement or the Transaction Documents shall be made jointly by the parties.

                  5.3 INVESTIGATION BY TMP. Prior to the Closing, the Company will afford to the officers, attorneys, accountants or other authorized representatives of TMP reasonable access during normal business hours to, and otherwise make available to TMP, the offices, facilities, properties, files, documents, contracts, insurance policies, books and records of the Company so as to afford TMP the opportunity to make such review, examination and investigation of, the Company as TMP may request and the Company will cooperate with TMP in connection with any permits, approvals, filings or consents required by law to be obtained. TMP will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. No investigation, review, study or examination by TMP or its representatives shall offset, limit or diminish the scope of the representations and warranties of the Company in this Agreement or reduce or limit the liability of the Company for any breach thereof.

                  5.4 CONDUCT OF BUSINESS. From the date hereof through the Closing, except as otherwise expressly provided for in this Agreement, the Company covenants and agrees that it will, carry on its business diligently, in the ordinary course and in substantially the same manner as such business has previously been carried out. Without limiting the foregoing or the other provisions of this Agreement, the Company covenants and agrees that except as set forth on SCHEDULE 5.4, from the date hereof through the Closing, without the prior written consent of TMP, which consent shall not be unreasonably withheld:

                  (a) Except as otherwise expressly permitted in this Agreement or disclosed on the Schedules hereto, the Company will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the Company's employees, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee, (iv) hire or offer to hire any new employees, (v) pay any amount to or for the benefit of any Shareholder (including cancellation of certain indebtedness owed to the Company), which amount shall be consistent with amounts paid to such Shareholder for such purpose in prior years or (vi) amend any existing or enter into any new Employee Benefit Plan.

                  (b) The Company will use its best efforts to keep available the services of their present employees and preserve the goodwill, reputation and present relationships of the Company with its suppliers, customers, licensors and others having business relations with the Company.

                  (c) The Company shall not create any material obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business.

                  (d) The Company will (i) maintain its property and assets in good repair, order and condition (ordinary wear and tear excepted), (ii) maintain and keep in full force existing insurance, (iii) maintain the books and records in the usual, regular and ordinary manner on a basis consistent with past practices, and (iv) perform and comply with its contractual obligations, including without limitation obligations under Material Contracts and Permits. It shall not mortgage, hypothecate, grant Liens in or otherwise encumber its interest in the Leased Property, or sublease its interest in the Leased Property or amend any lease to which it is a party or by which it is bound.

                  (e) The Company shall not amend its articles of incorporation or bylaws.

                  (f) Except in the ordinary course of business or as otherwise expressly provided for in this Agreement, the Company shall not: (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, (ii) create or permit to exist any new Lien on any of its properties or assets, (iii) enter into any joint venture, partnership or other similar arrangement, (iv) accelerate or delay any service to be rendered to a customer of it, in a manner inconsistent with past practices, (v) make any new commitments for capital expenditures, or (vi) enter into any commitment to borrow money.

                  (g) The Company shall duly and timely file all Tax Returns and information returns and pay all Taxes when due.

                  (h) The Company shall not undertake any action or fail to take any action that will result in a breach of the representations and warranties set forth in ARTICLE III hereof as if made on and as of the Closing Date.

                  (i) The Company will not declare or pay any dividend or make any other distribution to any Shareholder with respect to the capital stock, will not purchase or redeem any of its shares of capital stock, will not issue rights or options to purchase or subscribe to any shares of its capital stock, issue or sell any shares of its capital stock or alter its equity interests.

                  (j) The Company will not grant any power of attorney.

                  (k) The Company will promptly supply to TMP copies of all litigation or legal proceedings pertaining in any way to it or its assets or business which may arise after the date hereof and will advise TMP promptly in writing of any threat of litigation or other legal proceedings pertaining thereto. The preceding notwithstanding, the Company shall not disclose or allow access to TMP or its attorneys, counsel or any other agent information which is subject to any right of confidentiality (including but not limited to attorney-client privileged information or attorney work product privileged information), the disclosure of which would result in the waiver of such privileged communications.

                  5.5 NON-NEGOTIATION. In consideration of the substantial expenditure of time, effort and expense undertaken by TMP in connection with its due diligence review and the preparation and execution of this Agreement and the Transaction Documents, the Company agrees that neither it nor its representatives, agents or employees acting on its behalf, will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement or (ii) the Closing, directly or indirectly, solicit, encourage, initiate, negotiate or discuss with any third party (including by way of furnishing any information concerning the Company) or permit the consummation of any acquisition proposal relating to or affecting the Company, or any direct or indirect interests in the Company, whether by purchase of assets or stock, purchase of interests, business combination, merger or other transaction, and that the Company will promptly advise TMP of the terms of any communications it may receive or become aware of relating to any bid for all or any part of any such interest in the Company.

                  5.6 BEST EFFORTS. The Company will use its best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to the obligations of TMP and Sub hereunder, and TMP will use its best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to the obligations of the Company hereunder.


                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

                  6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF TMP AND SUB. The obligations of TMP and Sub under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of TMP:

                  (a) SHAREHOLDER APPROVAL. The Holders of at least a majority of the Company's capital stock, voting in separate classes, shall have voted at the special meeting of the Company's shareholders to approve the Merger and this Agreement and the Holders of at least 90% of the Company's capital stock shall have executed and delivered to TMP the Selling Shareholders'

Agreement and Escrow Agreement.

                  (b) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by the Company or any Shareholder in the performance of any of their respective covenants herein or in the Selling Shareholders' Agreement to be performed by it in whole or in part prior to the Closing, and the representations and warranties of the Company and the Shareholders contained in this Agreement and the Selling Shareholders' Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year (it being understood that representations and warranties made "as of the date hereof" are not as of a date specified by month, day and year), which shall be true and correct in all material respects as of such specified date. TMP and Sub shall receive at the Closing a certificate dated and validly executed on behalf of the Company and each Shareholder certifying, in such detail as TMP may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of the Company and the Shareholders contained in this Agreement and the Selling Shareholders' Agreement, specifying in detail the extent of any breaches thereof.

                  (c) DELIVERY OF DOCUMENTS. TMP and Sub shall have received all documents and other items to be delivered under SECTION 7.2.

                  (d) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Company or TMP's interests, would have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company, (ii) TMP or its Affiliates, or (iii) the benefits to TMP or its Affiliates of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling TMP to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the transactions contemplated hereby under applicable federal laws of the United States including, without limitation, those under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, or applicable laws of any state or foreign country having jurisdiction over the transactions contemplated hereby shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS"), and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (e) DAMAGE OR DESTRUCTION. From the date hereof until the Closing, there shall have been no material loss or destruction of any portion of the properties or assets of the Company, nor any institution or threat of any condemnation or other proceedings to acquire or limit the use of any of the properties or assets of the Company.

                  (f) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, or business activities of the Company and none of Peggy J. Miller, John L. Heithaus or Timothy S. Breaux shall have terminated his or her employment with the Company or notified the Company of such termination.

                  (g) APPROVAL BY TMP'S COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for TMP including, without limitation, such accountants' conclusion that the acquisition of the Company's equity interests by TMP and Sub may be accounted for by TMP as a pooling of interests and such counsel's conclusion regarding compliance with applicable securities laws.

                  6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Company:

                  (a) SHAREHOLDER APPROVAL. The Holders of at least a majority of the Company's capital stock, voting in separate classes, shall have voted at the special meeting of the Company's shareholders to approve the Merger and this Agreement and the Holders of at least 90% of the Company's capital stock shall have executed and delivered to TMP the Selling Shareholders' Agreement.

                  (b) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by TMP in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of TMP contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year (it being understood that representations and warranties made "as of the date hereof" are not as of a date specified by month, day and year), which shall be true and correct in all material respects as of such specified date. The Company on behalf of itself and the Shareholders shall receive at the Closing a certificate dated as of the Closing and executed on behalf of TMP, certifying in such detail as the Company may reasonably require, as to the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of TMP contained in this Agreement, specifying in detail the extent of any breaches thereof.

                  (c) DELIVERY OF DOCUMENTS. The Company on behalf of itself and the Shareholders shall have received all documents and other items to be delivered by TMP under
SECTION 7.3.

                  (d) NO LEGAL OBSTRUCTION. All Requisite Regulatory Approvals shall be in full force and effect.

                  (e) APPROVAL BY COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for the Company.

                  (f) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, or business activities of TMP.

                  (g) COMPANY TAX OPINION. The Company shall have received an opinion of Dorsey & Whitney LLP, counsel to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon the tax representation letter signed by officers of the Company referred to in SECTION 3.35 and the tax representation letter of TMP and Sub referred to in SECTION 4.9.


                                   ARTICLE VII
                                     CLOSING

                  7.1 CLOSING. The consummation of the transactions that are the subject of this Agreement shall be closed (the "CLOSING") at the office of TMP, 1633 Broadway, 33rd Floor, New York, NY 10019 no later than the third business day after the satisfaction or waiver of the conditions to the parties' obligations set forth in ARTICLE VI hereof (other than the delivery of certificates and opinions contemplated to be delivered at the Closing, which shall be delivered at the Closing) or at such other time or place as the parties may mutually agree (the "CLOSING DATE"). In the event that the transactions contemplated hereby have not closed on or before June 15, 2000, and (i) on such date the Company on the one hand or TMP and Sub on the other is ready, willing and able to satisfy the conditions precedent to Closing of the other parties (the "READY PARTY") and the other parties are not so ready, willing and able, or
(ii) the conditions to a party's obligations set forth in Article VI hereof are not satisfied (except as a result of a material default or breach of this Agreement by such party) (the "SPECIFIED PARTY"), then the Ready Party or Specified Party may, in addition to any other remedies it may have, terminate this Agreement upon written notice to the others without liability to such other parties.

                  7.2 DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver or cause to be delivered to TMP:

                  (a) CONSENTS. Copies of all written consents required to be obtained by either of them in connection with the transactions contemplated by this Agreement and the Transaction Documents, if any, in form and substance reasonably satisfactory to TMP;

                  (b) ACCOUNTING MATTERS. An opinion of KPMG LLP, certified public accountants for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to TMP, to the effect that, based upon inquiries and their examination of the financial statements of the Company, they are not aware of any conditions relating to the Company that would preclude the transactions contemplated hereby from being accounted for by TMP as a pooling of interests;

                  (c) OPINION OF COUNSEL. An opinion of counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to TMP, addressing the matters set forth in Sections 3.1, 3.2(a), 3.5, 3.6 and 3.7; PROVIDED, HOWEVER, that counsel for the Company shall not be required to opine as to the outstanding capital stock of the Company or compliance with federal or state securities laws;

                  (d) CORPORATE DOCUMENTS. The articles of incorporation of the Company certified by an appropriate official of its jurisdiction of incorporation as being in effect as of a recent date, and bylaws of the Company certified by an appropriate officer of the Company as in effect at the Closing;

                  (e) CERTIFICATES OF GOOD STANDING AND TAX CLEARANCE. Certificate of good standing and tax clearance, dated as of a recent date, issued by an appropriate official of the State of Oregon;

                  (f) RESOLUTIONS. A copy of the resolutions of the Board of Directors and of the Shareholders of the Company certified by the secretary of the Company as having been duly and validly adopted and in full force and effect as of the Closing Date, authorizing execution and delivery of this Agreement and the Transaction Documents and performance, and the appointment and elections of officers and directors of the Company and consummation of the transactions contemplated hereby and thereby by the Company;

                  (g) APPROVAL OF THE SHAREHOLDERS. A certificate from an officer of the Company that (i) the Merger and this Agreement have been adopted by the affirmative vote of the holders of at least a majority of the Company's outstanding capital stock, voting in separate classes, in accordance with the Oregon BCA and the Company's articles of incorporation and bylaws or, if permitted by the Oregon BCA and the Company's articles of incorporation and bylaws, by written consent in lieu thereof, (ii) holders of no more than 10% of the Company's outstanding capital stock have made a demand indicating that such they intend to seek appraisal rights in accordance with the Oregon BCA with respect to any shares of the Company's capital stock, and (iii) holders of at least 90% of the Company's outstanding capital stock have signed the Selling Shareholders' Agreement and the Escrow Agreement;

                  (h) RESIGNATIONS. Resignations of all of the directors and officers of the Company requested by TMP, effective as of the Closing;

                  (i) AFFIDAVIT. An affidavit from an officer of the Company that the Company is not, and has not at any time during the five-year period preceding the Closing Date, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and the Treasury regulations thereunder;

                  (j) OTHER DOCUMENTS. Such other documents and instruments as TMP or its counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby, including without limitation the Selling Shareholders' Agreement and the Escrow Agreement to be executed and delivered by the Holders of at least 90% of the Company's capital stock; and

                  (k) ARTICLES OF MERGER. The Articles of Merger, duly executed by the Company.

         All documents delivered to TMP shall be in form and substance reasonably satisfactory to counsel and accountants for TMP.

                  7.3 DELIVERIES BY TMP. At the Closing, TMP will deliver to the Company, simultaneously with delivery of the items referred to in SECTION 7.2 above:

                  (a) CONSIDERATION. Certificates representing all of the TMP Shares, issued in the names of the Shareholders;

                  (b) OTHER DOCUMENTS. Such other documents and instruments as the Company or its counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby; and

                  (c) ARTICLES OF MERGER. The Articles of Merger, duly executed by Sub.

         All documents delivered to the Company shall be in form and substance reasonably satisfactory to counsel for the Company.

                  7.4 FILINGS AT THE CLOSING. Subject to the provisions of this
ARTICLE VII, TMP and the Company shall file at the Closing the Articles of Merger and shall cause the Articles of Merger to be recorded in accordance with the applicable provisions of the Oregon BCA, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                  ARTICLE VIII
                                OTHER AGREEMENTS

                  8.1 TRADING PROHIBITION. The Company hereby acknowledges that the transactions contemplated hereby and information disclosed and to be disclosed to the Company, and its representatives may, from time to time, constitute or include material non-public information concerning TMP. The Company acknowledges that it is aware, and that it has advised and will continue to advise all employees and representatives of the Company to whom the existence of this transaction or any such information has been or may be disclosed that
(i) the federal securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement.

                  8.2      REGISTRATION OF TMP SHARES.

                  (a) REGISTRATION. TMP shall, for the benefit of each Shareholder, at TMP's expense, (i) use its best efforts to cause to be filed with the United States Securities and Exchange Commission (the "SEC") within 120 days after the Closing a resale registration statement on Form S- 3 or any other appropriate form (the "REGISTRATION STATEMENT") to register 75% of the TMP Shares (not including in such registration shares subject to the Escrow Agreement), (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act by the SEC as soon as practicable and (iii) use its commercially reasonable efforts to keep such Registration Statement effective until the first anniversary of the Closing Date. The foregoing obligation of TMP shall be subject to TMP's receipt of all necessary accountants' consents and TMP's ability to comply with (i) all applicable federal and state securities laws, including those pertaining to Form S-3 and (ii) all applicable confidentiality agreements. Each Shareholder as a condition to such registration shall be obligated to furnish to TMP all information with respect to such Shareholder necessary to make the disclosure in the Registration Statement with respect to such Shareholder not materially misleading. TMP will, in the event that the Registration Statement is declared effective, provide to such Shareholder and to counsel to such Shareholder a reasonable number of copies of the Prospectus which is a part of the Registration Statement, notify such Shareholder when the Registration Statement has become effective and use its best efforts to take certain other actions as are required to permit certain unrestricted sales of the TMP Shares. TMP further agrees, if necessary, to use commercially reasonable efforts to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by TMP for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for resale registrations, and TMP agrees to furnish to such Shareholder copies of any such supplement or amendment promptly after its being used or filed with the SEC, in each case subject to TMP's receipt of all necessary accountants' consents and TMP's ability to comply with (i) all applicable federal and state securities laws, including those pertaining to Form S-3 and (ii) all applicable confidentiality agreements. Notwithstanding the foregoing, if in TMP's opinion, the disclosure of information required to make the Registration Statement not materially misleading would cause harm to TMP, TMP may prevent such Shareholder from using the Registration Statement until such time as TMP discloses such information as may be necessary so that the Registration Statement is no longer materially misleading. In such event, TMP agrees to release such information as soon as is reasonably practicable.

                  (b) DISPOSITION. Notwithstanding the generality of the foregoing clauses, upon notice from TMP at any time or from time to time during the time the Prospectus relating to the securities proposed to be sold by a Shareholder is required to be delivered under the Securities Act of the happening of any event as a result of which, in TMP's opinion, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Shareholder will be required, as a condition to such registration, forthwith to discontinue such Shareholder's disposition of such securities pursuant to the Registration Statement until the time of such Shareholder's receipt of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include, in TMP's opinion, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. It is understood and agreed that, after the Registration Statement has been declared effective, use of the Prospectus may be suspended on one or more occasions for up to an aggregate of 90 days; PROVIDED, HOWEVER, that no single suspension of such effectiveness shall be in effect for more than 45 consecutive days.

                  (c) PUBLIC INFORMATION. For so long as TMP is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any of the TMP Shares are not freely tradable, TMP will use its best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if it ceases to be so required to file such reports, it will, upon the request of the Shareholders (i) make publicly available such information as is necessary to permit sales of TMP Shares pursuant to Rule 144 under the Securities Act and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable the Shareholders to sell their TMP Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC.

                  8.3 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect for the applicable period of time set forth in this SECTION 8.3. Any representations, warranties or portion thereof the breach or misrepresentation with respect to which would be expected to be encountered or discerned in the audit of the combined financial statements of TMP and the Surviving Corporation for the fiscal year ending December 31, 2000 shall survive until the date TMP's independent certified public accountants issue their final report and opinion on such audit. Any other representations and warranties shall survive for a period of one year after the Closing.

                  8.4      TAX MATTERS.

                  (a) The Company shall prepare and file all Tax Returns relating to the Company that are required to be filed on or prior to the Closing Date, and shall pay, or cause to be paid, any and all Taxes due with respect to such Tax Returns. All such Tax Returns shall be prepared in a manner consistent with prior practice, and copies of such Tax Returns shall be provided to TMP at least 30 days prior to the deadline for the filing of such Tax Returns. TMP shall prepare or cause to be prepared all Tax Returns relating to the Company for any Tax period ending on or prior to the Closing Date and which are required to be filed after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with prior practice, and copies of such tax Returns shall be provided to Peter A. Vlachos at least 30 days prior to the deadline for the filing of such Tax Returns. If the Company is permitted, but not required, under applicable Tax laws to treat the Closing Date as the last day of a Tax period, the parties shall treat the Tax period as ending on the Closing Date, and if any other taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on (and including) the Closing Date shall constitute a Pre-Closing Period. For the purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the Pre-Closing Period shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date. With respect to any Pre-Closing Period, the Shareholders shall not file or cause to be filed any amended Tax Return for a Pre-Closing Period on behalf of the Company without the prior consent of TMP. With respect to any Post-Closing Period, the Shareholders shall not file or cause to be filed any Tax Return for a Post-Closing Period on behalf of the Company, the Surviving Corporation or TMP.

                  (b) TMP and each Shareholder shall promptly notify each other in writing of any notice of any Tax audits of or assessments against the Company for any Pre-Closing Periods. The failure of one party to notify the other party of any such audit or assessment shall not relieve the other party of its indemnification obligations under this Agreement except to the extent any such failure actually prejudices the defense of any Tax claim. The Shareholders shall not discuss, correspond or negotiate with any representative of any taxing authority with respect to any Tax liability of the Company, the Surviving Corporation or TMP with respect to any period without the prior written authorization of TMP.

                  (c) After the Merger, TMP and the Surviving Corporation shall:
(A) report on their respective tax returns and tax filings the transactions contemplated by this Agreement as a reorganization within the meaning of Section 368(a)(1) of the Code; (B) keep their records and file in connection with their federal and state income tax returns all such information as may be required by Section 1.368-3 of the Treasury Regulations (and corresponding state rules and regulations) with respect to the transactions contemplated by this Agreement; and (C) refrain from taking any position in connection with their federal or state income tax liability that would be inconsistent with the qualification of the Merger as a reorganization within the meaning Section 368(a)(1) of the Code except as required by applicable law.


                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1      INDEMNIFICATION.

                  (a) From and after the Closing, the Company agrees to indemnify, defend and save TMP, the Surviving Corporation and their Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with any such plans (each, an "INDEMNIFIED TMP PARTY"), harmless from and against, and to promptly pay to an Indemnified TMP Party or reimburse an Indemnified TMP Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any indemnified party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a "LOSS" and collectively, the "LOSSES") sustained or incurred by any Indemnified TMP Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by the Company, (ii) any non-compliance with or breach by the Company or any Affiliate of the Company, of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by the Company or any Affiliate of the Company, and (iii) allegations by a third party that is not an Indemnified TMP Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Company or non-compliance with or breach by the Company of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by the Company or any of its Affiliates.

                  (b) Notwithstanding SECTION 9.1(a), no Indemnified TMP Party shall be entitled to indemnification under this SECTION 9.1 until the total Losses under SECTION 9.1(a) shall exceed $200,000 (the "INDEMNIFICATION THRESHOLD"). Once total Losses under SECTION 9.1(a) exceed the Indemnification Threshold, each Indemnified TMP Party shall be entitled to indemnification for the full amount of any and all such Losses, including the first $200,000 of Losses applied to the Indemnification Threshold. The Indemnification Threshold shall not apply to any Loss arising out of a breach of a representation or warranty made in SECTIONS 3.5, 3.25 AND 3.30; in the event of such a breach by the Company, the Indemnified TMP Party shall be entitled to full recovery of all Losses under SECTION 9.1(a). In addition, the aggregate maximum amount of Losses for which the Company shall be liable pursuant to SECTION 9.1 hereof shall be 25% of the Merger Consideration.

                  (c) If the Indemnified TMP Party is TMP, the Surviving Corporation or another non-natural person Affiliate of TMP, then the Shareholders shall be entitled, at their sole option, to satisfy their indemnification obligations under this SECTION 9.1 by surrendering that number of TMP Shares obtained by dividing (i) the amount of such indemnification obligation by (ii) the closing price of the TMP Common Stock on Nasdaq on the Closing Date.

                  9.2 PROCEDURE FOR INDEMNIFICATION. The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

                  (a) The party who is seeking indemnification (the "CLAIMANT") shall give written notice to the party from whom indemnification is sought (the "INDEMNITOR") promptly after the Claimant learns of the claim or proceeding PROVIDED, that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby.

                  (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing (i) the Claimant shall not settle or compromise any such third party claim without the prior written consent of the Indemnitor and (ii) the Indemnitor shall not settle or compromise any such third party claim without the prior written consent of the Claimant, in each case of (i) and (ii) which consent shall not be unreasonably withheld.

                  9.3      ADDITIONAL LIMITATIONS ON INDEMNIFICATION RIGHTS.

                  (a) Subject to the provisions of SECTION 9.3(b) below it is understood and agreed that no claim for recovery of indemnifiable damages may be asserted based on a representation, warranty or applicable portion thereof set forth in this Agreement or the Transaction Documents after such representation, warranty or applicable portion thereof has been extinguished in accordance with
SECTION 8.3 hereof. The date on which a claim would be extinguished in accordance with SECTION 8.3 but for the provisions of this SECTION 9.3 is sometimes referred to as the "EXPIRATION DATE" of such claim.

                  (b) In order to ensure that the transactions contemplated by this Agreement and the Transaction Documents qualify for treatment as a pooling of interests, the parties agree that any dispute, disagreement or controversy between any party relating to a warranty or representation or applicable portion thereof set forth in this Agreement or the Transaction Documents that is not resolved within twenty (20) business days of the applicable Expiration Date shall promptly be submitted to the American Arbitration Association to be resolved by binding arbitration in accordance with its rules. The place of arbitration shall be New York, New York. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by TMP at least fifteen (15) business days prior to the applicable Expiration Date, one of whom shall be appointed by the other party or parties to the dispute, disagreement or controversy at least fifteen (15) business days prior to the applicable Expiration Date and one of whom shall be appointed by such two arbitrators at least ten (10) business days prior to the applicable Expiration Date. The arbitrators will be directed to and shall resolve such dispute, disagreement or controversy on the basis of the information provided to them or soon as practicable and, in any event, by the Expiration Date. The decision of the arbitrators shall be binding on all parties thereto and the party against which a finding is made shall be responsible for all costs, fees and expenses of such arbitration in addition to any damages or other amounts awarded.

                  9.4 SOLE REMEDY FOR DAMAGES. The indemnification obligations of the parties set forth in this ARTICLE IX and of the Shareholders set forth in the Selling Shareholder's Agreement shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

                  10.1 NOTICES, CONSENTS, ETC. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) delivered by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by courier, at the addresses as set forth below or at such other addresses as may be furnished in writing.

All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing:

                  (a)      If to the Company prior to the Closing:

                                    Virtual Relocation.com
                                    15400 NW Greenbrier Parkway
                                    Suite A450
                                    Beaverton, OR 97006

                                    Attn: Dean Kyriakos

                           With a copy to:

                                    Dorsey & Whitney LLP
                                    1420 Fifth Avenue, 34th Floor
                                    Seattle, WA 98101
                                    Attn: Christopher Barry, Esq.

                  (b) If to TMP, Sub or the Surviving Corporation after the
Closing:

                                    TMP Worldwide Inc.
                                    1633 Broadway
                                    33rd Floor
                                    New York, NY  10019
                                    Attn: Thomas G. Collison

                           With a copy to:

                                    TMP Worldwide Inc.
                                    1633 Broadway
                                    33rd Floor
                                    New York, NY  10019
                                    Attn:  Myron F. Olesnyckyj, Esq.

                  10.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision which shall remain in full force and effect and be enforceable to the fullest extent permitted by law.

                  10.3 AMENDMENT AND WAIVER. This Agreement may not be amended orally. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

                  10.4 DOCUMENTS. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

                  10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                  10.6 EXPENSES. The Shareholders shall pay their and the Company's costs and expenses, and TMP shall pay its costs and expenses, in each case incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Transaction Documents, including without limitation all legal and accounting fees; PROVIDED, HOWEVER, that if the Merger is consummated TMP shall assume or pay up to $100,000 of the Company's costs and expenses directly related to the Merger. TMP shall be entitled to withdraw from the escrow Escrowed Shares in an amount equal to the costs and expenses of the Company in excess of $100,000 not otherwise paid by the Shareholders.

                  10.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflicts of law.

                  10.8 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  10.9 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Company in any manner whatsoever, whether directly or by operation of law or otherwise, without the prior written consent of TMP.

                  10.10 DEFINITIONS. For purposes of this Agreement, the following terms have the meaning set forth below:

                  "AFFILIATE" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended, and shall include each past and present Affiliate of such person or entity.

                  "AFFILIATED GROUP" shall mean any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group.

                  "BUSINESS" shall mean providing on-line moving and relocation information, links to relocation service providers and certain relocation and related products and services using computerized databases and delivering such information or access to such products and services over the Internet.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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



                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "KNOWLEDGE" of the Company means the actual knowledge of any of the Company's officers and employee directors.

                  "LIENS" means any liens, claims, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

                  "PLAN AFFILIATE" means any person or entity with which the Company constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms is defined in Section 414 of the Code.

                  "POST-CLOSING PERIOD" means any taxable period or portion thereof that is not a Pre-Closing Period.

                  "PRE-CLOSING PERIOD" means a taxable period or portion thereof that ends on or prior to the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on (and including) the Closing Date shall constitute a Pre-Closing Period.

                  "TAX" AND "TAXES" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto).

                  "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  10.11 ENTIRE AGREEMENT. This Agreement, the Transaction Documents, and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto collectively constitute the sole and only agreement among the parties with respect to the subject matter hereof. Any agreements, representations or documentation respecting the transactions contemplated by this Agreement, including without limitation, any correspondence, discussions or course of dealing, which are not expressly set forth in this Agreement, the Transaction Documents, or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto or are null and void, it being understood that no party has relied on any representation not set forth in this Agreement, the Transaction Documents or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto.

                  10.12 THIRD PARTIES. Except as expressly set forth in ARTICLE VI, VII OR VIII of this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement, the Shareholders and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

                  10.13 INTERPRETATIVE MATTERS. Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, (b) words in the singular or plural include the singular and plural, (c) pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the term "including" shall mean by way of example and not by way of limitation.

                  10.14 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

                  10.15 DEFAULT. The mere lapse of time for performing any obligation or covenant contained herein shall serve to put the party who is obliged to perform or fulfill such obligation or covenant in default, without any notice or demand being required therefor.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       TMP WORLDWIDE INC.



                                       By: /s/ THOMAS G. COLLISON
                                           ------------------------------------
                                           Name: Thomas G. Collison
                                           Title: Vice President



                                       TMP VR ACQUISITION INC.



                                       By: /s/ THOMAS G. COLLISON
                                           ------------------------------------
                                           Name: Thomas G. Collison
                                           Title: Vice President



                                       VIRTUAL RELOCATION.COM, INC.



                                       By: /s/ DEAN KYRIAKOS
                                           ------------------------------------
                                           Name: Dean Kyriakos
                                           Title: Chief Executive Officer



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